Exhibit 10.1
Declaration of Amendment
to
UAL Corporation
Success Sharing Program -
Performance Incentive Plan

          By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under the UAL Corporation Success Sharing Program -Performance Incentive Plan (the "Plan") and pursuant to a resolution of the Board of Directors of the Company dated March 24, 2005, the Plan is hereby amended, effective January 1, 2005, as follows:

          1. The definition of "Performance Objectives" in paragraph I.F. is amended by amending and restating the last two sentences of such definition to read as follows:

"'Performance Objectives' may be described in terms of Company, Affiliate or division performance, or, for International Employees, in terms of performance related to a foreign jurisdiction, either absolute or by relative comparison to other companies or any other external measure of the Performance Objective. Performance Objectives shall be stated in terms of a 'threshold,' 'target' and 'maximum' level in every instance; however, 'target' may be identical to either 'threshold' or 'maximum.'"           2. The definition of "Selected Performance Objectives" in paragraph I.F. is amended by amending and restating the last sentence of such definition to read as follows: "'Selected Performance Objectives' (i) may be separately established for International Employees by the Company's Senior Vice President - People in accordance with paragraph I.E.; (ii) may vary among Employers; and (iii) shall be uniform among Qualified Employees of United Air Lines, Inc., except as it relates to Cargo Division Employees."           3. Paragraph I.F. is amended by adding a new definition for "Cargo Division Employees" to read as follows: "Cargo Division Employees. 'Cargo Division Employees' are those Qualified Employees of United Air Lines, Inc. who are classified by the Employer as employees of the Cargo Division of United Air Lines, Inc. and those employees of the Finance Division whose duties are principally related to providing support services to the Cargo Division, but excluding (i) Collective Bargaining Employees who are covered by a collective bargaining agreement which does not expressly provide for coverage under the Plan based all or in part on Selected Performance Objectives described in terms of the performance of the Cargo Division of United Air Lines, Inc., (ii) International Employees who are not specifically designated as participating in the Plan based all or in part on Selected Performance Objectives described in terms of the performance of the Cargo Division of United Air Lines, Inc. and (iii) the President of the Cargo Division of United Air Lines, Inc., provided, however, the Company's Chief Operating Officer and Senior Vice President - People may collectively determine, on a prospective basis, that the President of the Cargo Division will be treated as a Cargo Division Employee. "           IN WITNESS WHEREOF, the undersigned has executed this Declaration of Amendment this 24th day of March, 2005.

                   UNITED AIR LINES, INC.
                                                                               By: /s/ Paul R. Lovejoy

                                                                               Name: Paul R. Lovejoy

                                                                               Title: Senior Vice President, General
                                                                               Counsel & Secretary